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                                                                  EXHIBIT 10.19

                                                                  EXECUTION COPY

                            DATED 1ST NOVEMBER, 2002


                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                     - AND -

                            PLATINUM RE (UK) LIMITED

                            CAPITAL SUPPORT AGREEMENT

                                SLAUGHTER AND MAY
                                 ONE BUNHILL ROW
                                 LONDON EC1Y 8YY

                                  REF: GWJ/JCD

                                   CA023100048

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                                    CONTENTS

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CLAUSE                                                                             PAGE
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1.    INTERPRETATION...........................................................      1

2.    OBLIGATION TO PROVIDE CAPITAL; CAPITAL REPAYMENT.........................      2

3.    TERM AND TERMINATION.....................................................      4

4.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999.............................      5

5.    REMEDIES AND WAIVERS.....................................................      5

6.    AMENDMENTS...............................................................      5

7.    SPECIFIC PERFORMANCE.....................................................      5

8.    SUBROGATION..............................................................      6

9.    ASSIGNMENT...............................................................      6

10.   SEVERABILITY.............................................................      6

11.   ENTIRE AGREEMENT.........................................................      6

12.   NO PARTNERSHIP...........................................................      6

13.   NOTICES..................................................................      6

14.   GOVERNING LAW AND JURISDICTION...........................................      7

15.   COUNTERPARTS.............................................................      8
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THIS AGREEMENT is made the 1st day of November, 2002

BETWEEN

1. PLATINUM UNDERWRITERS HOLDINGS, LTD., a holding company organised under the laws of Bermuda ("PLATINUM HOLDINGS")

AND

2. PLATINUM RE (UK) LIMITED, a company incorporated in England (registered number 4413755) whose registered office is at The St. Paul House, 27 Camperdown Street, London, E1 8DS ("PLATINUM RE UK")

WHEREAS:

(A) Platinum Re UK is a wholly-owned subsidiary of Platinum Regency Holdings ("Regency"), an Irish unlimited company, which is in turn a wholly-owned subsidiary of Platinum Holdings.

(B) Platinum Re UK has applied to the Financial Services Authority for authorisation to carry on reinsurance business in the United Kingdom under
      Part IV of the Financial Services and Markets Act 2000 ("Authorisation").

(C) Platinum Holdings is prepared to provide capital support to Platinum Re UK on the terms and subject to the conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 In this Agreement, references to "SOURCEBOOK" are to the Interim Prudential sourcebook: Insurers published by the Financial Services Authority and as amended from time to time.

1.2   In construing this Agreement, unless otherwise specified:

      (A)   references to clauses are to clauses of this Agreement;

      (B) headings to clauses are for convenience only and do not affect the interpretation of this Agreement;

      (C)   use of any gender includes the other gender;

      (D) references to a "PERSON" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

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                                        2


      (E) any reference to a "DAY" shall mean a period of 24 hours running from midnight to midnight;

      (F) the expressions "HOLDING COMPANY", "SUBSIDIARY" and "SUBSIDIARY UNDERTAKING" shall have the meaning given in the Companies Act 1985;

      (G) the expressions "MARGIN OF SOLVENCY" and "REQUIRED MINIMUM MARGIN" shall have the meanings given in the Sourcebook;

      (H) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (I) a reference to any statute or statutory provision or provision of the Sourcebook shall be construed as a reference to the same as it may have been, or may from time to time be, consolidated, amended, modified or re-enacted;

      (J) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as including what most nearly approximates in that jurisdiction to the English legal term; and

2.    OBLIGATION TO PROVIDE CAPITAL; CAPITAL REPAYMENT

2.1 In the event that the accounts and statements of Platinum Re UK for any financial year of Platinum Re UK (the "annual financial statements") deposited by Platinum Re UK with the Financial Services Authority pursuant to Part I of Chapter 9 of the Sourcebook show that the margin of solvency of Platinum Re UK, determined in accordance with the rules set out in the Sourcebook and as shown by the Form 9 filed by Platinum Re UK as part of such annual financial statements, is less than 200% of the required minimum margin of Platinum Re UK calculated in accordance with Chapter 2 of the Sourcebook, Platinum Holdings shall within 7 days of the date of the deposit of such annual financial statements make a loan to Platinum Re UK in such amount as is necessary to restore the margin of solvency of Platinum Re UK to a level equal to 200% of such required minimum margin of Platinum Re UK. For this purpose:

      (A) such loan shall be subordinated in accordance with the provisions set out below; and

      (B) in determining the amount to be so advanced by way of subordinated loan:

            (i) regard shall be had only to the gross proceeds of such loan as an asset;

            (ii) in particular, but without limitation, no account shall be taken in the calculation of the amount required to be advanced hereunder by way of subordinated loan of the liability to repay such subordinated loan; and

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            (iii) in particular, but without limitation, no account shall be taken in such calculation of paragraph 25 of Guidance Note 2.1 in volume 3 of the Sourcebook or any other rule or regulation from time to time in force with regard to the treatment of subordinated loans for the purposes of the maintenance of a minimum margin of solvency.

2.2 Once Platinum Holdings shall have made any loan or loans to Platinum Re UK pursuant to clause 2.1, in determining whether Platinum Holdings is obliged to make any further advance to Platinum Re UK pursuant to clause
      2.1 in respect of any subsequent financial year of Platinum Re UK, the provisions of clause 2.1(B) shall apply, mutatis mutandis, in relation to such loan or loans in determining whether, and if so the extent to which, any such advance is required to be made.

2.3 Once Platinum Holdings shall have made any loan to Platinum Re UK pursuant to clause 2.1, where at the end of any subsequent financial year of Platinum Re UK the annual financial statements of Platinum Re UK for such financial year show that the margin of solvency of Platinum Re UK, determined in accordance with Chapter 2 of the Sourcebook (as modified by the provisions of clause 2.2 above), exceeds 200% of the required minimum margin of Platinum Re UK as shown by the Form 12 filed by Platinum Re UK as part of such annual financial statements, Platinum Re UK shall within 7 days of the date of deposit of such annual financial statements repay to Platinum Holdings (save to the extent prohibited by law from time to time) such amount as is equal to the lesser of:

      (A) the amount by which the margin of solvency of Platinum Re UK, determined as aforesaid, exceeds 200% of such required minimum margin of Platinum Re UK; and

      (B) the principal amount then outstanding in respect of the loan made by Platinum Holdings to Platinum Re UK pursuant to clause 2.1.

2.4   (A)   Any loan made by Platinum Holdings to Platinum Re UK pursuant to clause 2.1 shall be interest-free.

      (B) Platinum Holdings acknowledges and agrees that (save as set out in clause 2.3 or as otherwise provided in this Agreement) its rights to repayment of any amounts advanced by it to Platinum Re UK from time to time shall only arise and shall in all respects be subject to and conditional on the prior satisfaction in full of all other liabilities of Platinum Re UK save for sums due to any members of Platinum Re UK (in their capacity as such) on a winding-up of Platinum Re UK.

2.5   (A)   The obligations of Platinum Holdings to make advances as provided in this Agreement shall be absolute and unconditional under any and all circumstances and shall be continuing obligations and shall not be satisfied, discharged, impaired or otherwise affected except by performance thereof in full in accordance with the terms of this Agreement.

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      (B)   Without prejudice to the generality of sub-clause 2.5(A) above,
            Platinum Holdings shall not be released or discharged from any of its obligations under this Agreement, nor shall any of such obligations be in any way prejudiced or affected by:

            (i) the existence of any claim, set-off or other rights which Platinum Holdings may have at any time against Platinum Re UK or any other person;

            (ii) any amendment of, or addition or supplement to, the terms of any reinsurance contract to which Platinum Re UK is a party;

            (iii) any bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administration, administrative or other receivership, or dissolution of Platinum Re UK or Platinum Holdings; or

            (iv) any other thing done or omitted or neglected to be done by any person or any other dealing, fact, matter or thing which, but for this provision, might operate to exonerate or discharge Platinum Holdings from, or otherwise prejudice or affect, any of Platinum Holdings' obligations under this Agreement.

2.6 Platinum Holdings shall be entitled at its election to discharge its obligations under this Clause 2 by advancing the relevant amount to Regency and procuring Regency to advance the same amount to Platinum Re UK on the same terms, mutatis mutandis, as the terms set out in this Agreement. In such event, the advance of any amount by Platinum Holdings to Regency shall be made on the basis that the obligation of Regency to repay any amount to Platinum Holdings which shall have been advanced to it hereunder shall be subject to Regency having been repaid such amount by Platinum Re UK in accordance with Clause 2.3.

3.    TERM AND TERMINATION

3.1 This Agreement shall take effect upon receipt by Platinum Re UK of Authorisation and shall continue in full force and effect until the third anniversary thereof unless terminated earlier in accordance with the provisions of sub-clause 3.2 below.

3.2 Platinum Holdings may terminate this Agreement by written notice to Platinum Re UK with immediate effect in the event that:

      (A) Platinum Re UK ceases to write reinsurance business in the United Kingdom; or

      (B) Platinum Holdings or one of its subsidiary companies ceases to own (directly or indirectly) a majority of the ordinary share capital of Platinum Re UK.

3.3 On termination of this Agreement whether pursuant to Clause 3.1 or Clause 3.2, Platinum Holdings shall cease to have any further obligations under clauses 2.1 and 2.2

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      but any such termination shall be without prejudice to Platinum Holdings'
      rights under clause 2.3.

4.    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The Parties to this Agreement do not intend that any term of this Agreement shall be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

5.    REMEDIES AND WAIVERS

5.1 No failure or delay on the part of either party in exercising a right, power or remedy provided by this Agreement or by law shall operate as a waiver of that right, power or remedy or a waiver of any other rights, powers or remedies.

5.2 No single or partial exercise of a right, power or remedy provided by this Agreement or by law shall prevent further exercise of that right, power or remedy or the exercise of another right, power or remedy.

5.3 Except as otherwise provided herein, the rights, powers and remedies provided in this Agreement shall be cumulative and not exclusive of any rights, powers or remedies provided by law.

6.    AMENDMENTS

      This Agreement may only be amended or varied in writing signed by each of the parties hereto.

7.    SPECIFIC PERFORMANCE

      The parties hereto acknowledge that if any of the provisions of this Agreement were not to be performed in accordance with their specific terms or were otherwise to be breached, irreparable damage would occur and damages would not be an adequate remedy. In the event of any such breach, the aggrieved party shall be entitled, in addition to any other remedy at law or in equity, to specific performance of the terms hereof and immediate injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages as a remedy or of posting any bond or other security.

8.    SUBROGATION

      Platinum Holdings shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person (including without limitation Platinum Re UK) for any payments made by Platinum Holdings hereunder, and Platinum Holdings hereby waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of recovery that it may now have or hereafter acquire.

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9.    ASSIGNMENT

      Neither Party may assign its rights under this Agreement without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.   SEVERABILITY

      If any provision of this Agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability, without rendering invalid, unlawful or unenforceable or otherwise prejudicing or affecting the remainder of such provision or any other provision of this Agreement.

11.   ENTIRE AGREEMENT

      This Agreement constitutes the whole and only agreement between the parties in relation to the subject matter of this Agreement and, save to the extent repeated in this Agreement, supersedes any previous agreement between the parties with respect thereto.

12.   NO PARTNERSHIP

      Nothing in this agreement and no action taken by the parties under this Agreement shall constitute a partnership, association, joint venture or other co-operative entity between the parties, nor are the terms of this Agreement intended to constitute the parties a joint employer for any purpose.

13.   NOTICES

13.1 Any notice required or permitted to be given under this Agreement shall be given in writing to the other party at its address set out below:

      if to Platinum Holdings, to:

      Platinum Underwriters Holdings, Ltd.,
      Clarendon House,
      2 Church Street,
      Hamilton HM11
      Bermuda
      Fax number: 441 292 4720
      marked for the attention of the Company Secretary

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      if to Platinum Re UK, to:

      Platinum Re (UK) Limited,
      52, Lime Street,
      London, EC3M 7NL
      Fax number: 020 7623 6610
      marked for the attention of the Company Secretary

      or to such other address or fax number, and marked for the attention of such other person, as may from time to time be notified by the relevant party to the other party.

13.2 Any such notice shall be sent by first class post or facsimile transmission (copied by post) or delivered by hand and shall be deemed to be served:

      (A)   in the case of post, on the second business day after posting;

      (B) in the case of facsimile transmission, upon successful transmission (or, if the day of sending is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter); and

      (C) in the case of delivery by hand, upon delivery (or, if the day of delivery is not a business day in the place of receipt, at the opening of business on the first business day in the place of receipt thereafter).

14.   GOVERNING LAW AND JURISDICTION

14.1 This agreement shall be governed by and construed in accordance with English law.

14.2  (A)   All disputes and differences arising under or in connection with this Agreement shall be referred to arbitration under the Arbitration Rules of ARIAS (UK).

      (B) The Arbitration Tribunal shall consist of three arbitrators, one to be appointed by the claimant party, one to be appointed by the respondent party and the third to be appointed by the two appointed arbitrators.

      (C) The third member of the Tribunal shall be appointed as soon as practicable (and no later than 28 days) after the appointment of the two party-appointed arbitrators. The Tribunal shall be constituted upon the appointment of the third arbitrator.

      (D) The Arbitrators shall be persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance within the industry or as lawyers or other professional advisers serving the industry.

      (E) Where a party fails to appoint an arbitrator within 14 days of being called upon to do so or where the two party-appointed arbitrators fail to appoint a third within 28 days of their appointment, then upon application ARIAS (UK) will appoint an

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            arbitrator to fill the vacancy. At any time prior to appointment by
            ARIAS (UK) the party or arbitrators in default may make such appointment.

      (F) The Tribunal may in its sole discretion make such orders and directions as it considers to be necessary for the final determination of the matters in dispute. The Tribunal shall have the widest discretion permitted under the law governing the arbitral procedure when making such orders or directions.

      (G)   The seat of arbitration shall be London.

      (H) Each party shall bear the expense of its own arbitrator, and shall jointly and equally bear with the other the expense of the third arbitrator and of the arbitration unless otherwise directed by the arbitrators.

      (I)   This Clause 14.2 shall survive termination of this Agreement.

15.   COUNTERPARTS

15.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

15.2 Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

IN WITNESS of which each of the parties has executed this Agreement on the day and year first above written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:   /s/ Jerome T. Fadden              Date:

Name: Jerome T. Fadden

Title:


PLATINUM RE (UK) LIMITED

By:     /s/ T.J. MAHONEY                 Date: 31st October, 2002

Name:   T. MAHONEY

Title:  CEO